EXHIBIT 10.5

GEORGIA BANK FINANCIAL CORPORATION

1997 EXECUTIVE LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1 GENERAL. The purpose of the Georgia Bank Financial Corporation 1997 Executive Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Georgia Bank Financial Corporation (the “Corporation”), by linking the personal interests of its key employees and officers to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of persons upon whose judgement, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of stock appreciation rights from time to time to selected employees and officers.

ARTICLE 2

EFFECTIVE DATE

2.1. EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board. However, the Plan shall be submitted to the shareholders of the Corporation for approval within 12 months of the board’s approval thereof. In the discretion of the Committee, Stock appreciation Rights may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such SARs shall be contingent upon the shareholders having approved the Plan.

ARTICLE 3

DEFINITIONS

3.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

“SAR Agreement” means any written agreement, contract, or other instrument or document evidencing a SAR.

“Base Value” means base value established by the Committee for each SAR granted under the Plan.

“Board” means the Board of Directors of the Corporation.

“Change in Control” means and includes each of the following:

(1) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting owner of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company voting Securities, (ii) any acquisition directly from the Corporation, including without limitation a public offering of securities, (iii) any acquisition by the corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the corporation, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (3) of this definition; or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this propose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation to which the Corporation is a party or a sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to subsection (2) of this definition at the time of the execution of the initial agreement, or of the action of the Board, providing for such business Combination.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board described in Article 4.

“Corporation” means Georgia Bank Financial Corporation, a Georgia corporation.

“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

“Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgement of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. The effective date of a Participant’s Disability shall be as determined by the Committee and communicated to the Participant in writing.

“Effective Date” has the meaning assigned such term in Section 2.1.

“Fair Market Value,” on any date, means (i) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market or otherwise publicly quoted or traded, Fair Market Value will be determined by such method as the Committee determines in good faith to be reasonable; (ii) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or the last reported sale price over such system on such date or, in the absence of reported sales on such date, the closing sales price or last sale price, as applicable on the immediately preceding date on which sales were reported; or (iii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq or, if not quoted on Nasdaq, other recognized quotations service selected by the Committee in good faith for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation.

“Participant” means a person who has been granted a SAR under the Plan.

“Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Participant under Article 7 of the Plan.

“Retirement” means a Participant’s termination of employment with the Corporation, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the corporation, or in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its judgement.

“Stock” means the $3.00 par value Common Stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 9.

“Subsidiary “ means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

“1933 Act” means the Securities act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board who are both (i) “outside directors” as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder, and (ii) “non-employee directors” as that term is defined in Rule 16b-3 promulgated under the 1934 Act. At any time at which the Plan is administered by the full Board, the Board shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2. ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved unanimously in writing by the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, and the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist I the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the number and terms of SARs to be granted to each Participant;

(c) Accelerate the vesting of any outstanding SAR, based in each case on such considerations as the Committee in its sole discretion determines;

(d) Determine whether, to what extent, and under what circumstances a SAR may be settled in cash, Stock, other SARs, or other property, or a SAR may be canceled, forfeited, or surrendered;

(e) Prescribe the form of each SAR Agreement, which need not be identical for each Participant;

(f) Decide all other matters that must be determined in connection with a SAR;

(g) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan, and

(i) Amend the Plan or any SAR Agreement as provided herein.

4.4. DECISIONS BINDING. The Committee’s interpretation of the Plan,, any SARs granted under the Plan, any SAR Agreement and all decisions and determinations by the Committee with respect to the Plan are final binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 9.1, the aggregate number of shares of Stock reserved and available for SARs granted under the Plan shall be 200,000 shares.

5.2. LAPSED AWARDS. To the extent that a SAR is canceled, terminates, expires or lapses for any reason, any shares of Stock payable with respect to the SAR will again be available for the grant of SARs under the Plan, and shares reserved with respect to SARs settled in cash will again be available for the grant of SARs under the Plan.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to a SAR may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON NUMBER OF SHARES SUBJECT TO SARS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 5,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. SARs may be granted only to individuals who are employees or officers of the Corporation or a Parent or Subsidiary.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)	The Fair Market Value of one share of Stock on the date of exercise; over

(2)	The Base Value of the Stock Appreciation Right as determined by the Committee.

(b)	OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an SAR Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and other terms and conditions of any Stock appreciation Right shall be determined by the Committee at the time of the grant of the Stock Appreciation Right and shall be reflected in the SAR Agreement.

ARTICLE 8

PROVISIONS APPLICABLE TO AWARDS

8.1. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted SARs for a payment in cash, Stock, another award of SARs, or other property (subject to Section 9.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

8.2. TERMS OF SARS. The term of each SAR shall be for the period as determined by the Committee.

8.3. FORMS OF PAYMENT FOR SARS. Subject to the terms of the Plan and any applicable law or SAR Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of a SAR may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other SARs, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

8.4. LIMITS ON TRANSFER. No right or interest of a Participant in any SAR may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No SAR shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order which would satisfy Section 414(p)(1)(A) of the code if such Section applied to a SAR under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (I) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any applicable state or federal securities laws.

8.5. BENEFICIARIES. Notwithstanding Section 8.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any SAR upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any SAR Agreement applicable to the Participant, except to the extent the Plan and SAR Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.6. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

8.7. ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant’s SAR Agreement to the contrary, upon the Participant’s death or Disability during his employment, all outstanding SARs held by the Participant shall become fully vested and exercisable. Any such SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the SAR Agreement.

8.8. ACCELERATION UPON A CHANGE IN CONTROL. Notwithstanding any other provision in the Plan or any Participant’s SAR Agreement to the contrary, upon the occurrence of a Change in Control, all outstanding SARs shall become fully vested and exercisable; provided, however, that such acceleration will not occur if, in the opinion of the Corporation’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment.

8.9. ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act (regardless of whether the Corporation is then subject to such Act), the Committee may in its sole discretion declare all outstanding SARs to be fully vested and exercisable, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

8.10. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 8.8 or 8.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s SARs shall become fully or partially vested and exercisable, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among SARs granted to a Participant in exercising its discretion pursuant to this Section 8.10.

8.11 EFFECT OF ACCELERATION. If a SAR is accelerated under Section 8.8, 8.9 or 8.10, the Committee may, in its sole discretion, provide (i) that the SAR will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the SAR will be settled in cash rather than Stock, (iii) that the SAR will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

8.12. PERFORMANCE GOALS. The Committee may determine that any SAR granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s, Parent’s or Subsidiary’s stock price, (c) the achievement by the Corporation, Parent or Subsidiary or a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, revenues, operating income, net income or earnings per share, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any such award, notwithstanding the achievement of a specified goal. If a SAR is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m or the regulations thereunder). Any payment of a SAR granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

8.13. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

ARTICLE 9

CHANGES IN CAPITAL STRUCTURE

9.1. GENERAL. In the event a stock dividend is declared upon the Stock, the number of shares of Stock and SARs subject to grant pursuant to this Plan shall be increased proportionately and the number of outstanding SARs shall be increased proportionately without any change in the aggregate Base Value thereof. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then payable with respect to each SAR the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate Base Value for the underlying SARs. In the event the Stock shall be changed into or exchanged for cash or other property not consisting of shares of stock or securities of the corporation or of another corporation, whether through reorganization, recapitalization, merger or consolidation, the Committee may, in its sole discretion, provide (I) that the SARs will expire after a designated period of time to the extent not then exercised, (ii) that the SARs will be settled in cash rather than Stock, (iii) that the SARs will be assumed by another party to the transaction or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

ARTICLE 10

AMENDMENT, MODIFICATION AND TERMINATION

10.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

10.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding SAR without approval of the Participant; provided, however, that such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such SAR determined as if the SAR had been vested, cashed in or otherwise settled on the date of such amendment or termination.

ARTICLE 11

GENERAL PROVISIONS

11.1. NO RIGHTS TO AWARDS. No Participant or any employee or officer shall have any claim to be granted any SAR under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or employees or officers uniformly.

11.2. NO SHAREHOLDER RIGHTS. No SAR gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such SAR.

11.3. WITHHOLDING. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the SAR is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

11.4. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any SAR Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue I the employ of the corporation or any Parent or Subsidiary.

11.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to a SAR, nothing contained in the Plan or any SAR Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

11.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or Bylaws, as a mater of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

11.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

11.8. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

11.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

11.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

11.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of SARs in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all SAR Agreements shall be construed in accordance with and governed by the laws of the State of Georgia.

11.14. ADDITIONAL PROVISIONS. Each SAR Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

The foregoing is hereby acknowledged as being the Georgia Bank Financial Corporation 1997 Executive Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation on October 15, 1997.

GEORGIA BANK FINANCIAL CORPORATION

By:	/s/ Robert W. Pollard, Jr.
Robert W. Pollard, Jr. Chairman of the Board